Exhibit 4.1

FORM OF SPECIMEN STOCK CERTIFICATE

LookSmart, Ltd.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

LSL

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY OR JERSEY CITY, NJ

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 543442 50 3

This certifies that is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.001 PAR VALUE, OF SECRETARY PRESIDENT

COUNTERSIGNED and registered:

MELLON INVESTOR SERVICES LLC

TRANSFER AGENT and registrar

BY
AUTHORIZED SIGNATURE

LookSmart, Ltd.

The Corporation will furnish to any stockholder, upon request and without charge, a statement of the powers, designations, preferences, and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.